Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Exact name of obligor as specified in its charter)**

Delhaize Brothers and Co. “The Lion” (Delhaize Group)

(Translation of obligor’s name into English)

** The obligor’s charter (articles of association) specifies the obligor’s name in French, Dutch and English.

Belgium	Square Marie Curie 40 1070 Brussels Belgium	98-0226019
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of obligor’s principal executive offices)	(I.R.S. Employer Identification No.)

See Table of Additional Obligors Below

[—]% Senior Notes due 20[—]

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Name	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Delhaize America, Inc. (1)	North Carolina	56-0660192

Food Lion, LLC (1)	North Carolina	56-2173154

Hannaford Bros. Co. (2)	Maine	01-0085930

Kash n’ Karry Food Stores, Inc. (3)	Delaware	95-4161591

FL Food Lion, Inc. (1)	Florida	56-2051565

Risk Management Services, Inc. (1)	North Carolina	55-0660192

Hannbro Company (4)	Maine	01-0531895

Martin’s Foods of South Burlington, Inc. (4)	Vermont	03-0222879

Shop ‘n Save-Mass., Inc. (4)	Massachusetts	04-3022931

Hannaford Procurement Corp. (4)	Maine	01-0512080

Boney Wilson & Sons, Inc. (4)	North Carolina	56-0709778

J.H. Harvey Co., LLC (1)	Georgia	05-0582869

Hannaford Licensing Corp. (4)	Maine	01-0512079

Victory Distributors, Inc. (4)	Massachusetts	04-2440100

(1)	The address of the principal executive offices of these obligors is P.O. Box 1330, 2110 Executive Drive, Salisbury, North Carolina 28145-1330.
(2)	The address of the principal executive offices of this obligor is 145 Pleasant Hill Road, Scarborough, Maine 04074.
(3)	The address of the principal executive offices of this obligor is 3801 Sugar Palm Drive, Tampa Florida 33619.
(4)	The address of the principal executive offices of these obligors is 145 Pleasant Hill Road, Scarborough, Maine 04074.

Item 1.	General information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429

The New York Clearing House Association L.L.C.	100 Broad Street, New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company filed on July 28, 2008 (File No. 000-52378).)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-155238.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in London, England, on the 27th day of January, 2009.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Mark Jeanes
Name:	Mark Jeanes
Title:	Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

filed with Federal Financial Institutions Examination Council, Office of the Comptroller of the Currency, the Board

of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation for the quarter ended

September 30, 2008

Dollar amounts in thousands
Cash and balances due from depository institutions
Noninterest-bearing balances and currency and coin	44,129,000
Interest-bearing balances	48,207,000

Securities
Held-to-maturity securities	7,661,000
Available-for-sale securities	39,616,000

Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	877,000
Securities purchased under agreements to resell	4,598,000

Loans and lease financing receivables
Loans and leases held for sale	0
Loans and leases, net of unearned income	46,218,000
Allowance for loan and lease losses	324,000
Loans and leases, net of unearned income and allowance	45,894,000
Trading assets	6,900,000
Premises and fixed assets (including capitalized leases)	1,087,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	858,000

Intangible assets
Goodwill	5,026,000
Other intangible assets	1,619,000
Other assets	12,220,000
Total assets	218,699,000

Deposits
In domestic offices	103,521,000
Noninterest-bearing	80,077,000
Interest-bearing	23,444,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	67,951,000
Noninterest-bearing	2,259,000
Interest-bearing	65,692,000

Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	4,367,000
Securities sold under agreements to repurchase	76,000
Trading liabilities	5,676,000

Dollar amounts in thousands
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	12,514,000
Subordinated notes and debentures	3,490,000
Other liabilities	8,209,000
Total liabilities	205,804,000
Minority interest in consolidated subsidiaries	473,000
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	7,483,000

Not available
Retained earnings	6,564,000
Accumulated other comprehensive income	(2,760,000)
Other equity capital components	0
Total equity capital	12,422,000
Total liabilities, minority interest, and equity capital	218,699,000